 As filed with the Securities and Exchange Commission on July 10, 2026

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENCO SHIPPING & TRADING LIMITED
(Exact name of Registrant as Specified in Charter)

Republic of the Marshall Islands	98-0439758
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

GENCO SHIPPING & TRADING LIMITED 2015 EQUITY INCENTIVE PLAN
(Full title of the plan)

299 Park Avenue, 12th Floor
New York, New York 10171
(646) 443-8550
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Wobensmith
Chief Executive Officer and President
299 Park Avenue, 12th Floor
New York, New York 10171
(646) 443-8550
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
J. Michael Mayerfeld, Esq.
Herbert Smith Freehills Kramer (US) LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Genco Shipping & Trading Limited (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register 1,673,000 additional shares of common stock of the Registrant, par value $0.01 per share (“Common Stock”), for issuance under the Genco Shipping & Trading Limited Amended and Restated 2026 Equity Incentive Plan, as amended to date (the “Amended Plan”). At the Company’s 2026 Annual Meeting of Shareholders held on June 18, 2026, the Registrant’s stockholders approved the April 23, 2026 amendment to the Amended and Restated Equity Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder by 1,673,000 shares of Common Stock, among other things.

The 1,673,000 shares of Common Stock being registered pursuant to this Registration Statement are in addition to the 2,000,000 shares of Common stock that the Registrant previously registered pursuant to its Registration Statement on Form S-8 filed on May 21, 2021 (333-256390) (the “Prior Registration Statement”).

Pursuant to General Instruction E of Form S-8, the Prior Registration Statement is incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

EXPLANATORY NOTE

Genco Shipping & Trading Limited (the “Registrant”) hereby files this Registration Statement on Form S-8 relating to its common stock, par value $.01 per share (“Common Stock”), which may be sold upon the exercise of options or pursuant to other types of equity-based awards granted under the Genco Shipping & Trading Limited 2015 Equity Incentive Plan (the “Plan”), as amended and restated on March 23, 2017 and further amended and restated on March 19, 2021 and April 23, 2026. The Plan was initially adopted on June 26, 2015 and permitted awards to be granted with respect to a maximum of 4,000,000 shares of Common Stock, which became a maximum of 400,000 shares of Common Stock as a result of the Corporation’s 1-for-10 reverse stock split effected on July 7, 2016. Pursuant to the March 23, 2017 amendment and restatement of the Plan, which was approved by the Registrant’s shareholders, an additional 2,350,000 shares of Common Stock became issuable pursuant to awards under the Plan from time to time. Pursuant to the March 19, 2021 amendment and restatement of the Plan, which was also approved by the Registrant’s shareholders, an additional 2,000,000 shares of Common Stock became issuable pursuant to awards under the Plan from time to time. Pursuant to the April 23, 2026 amendment and restatement of the Plan, which was also approved by the Registrant’s shareholders, an additional 1,673,000 shares of Common Stock covered by this Registration Statement may be issued pursuant to awards under the Plan from time to time for a total of 6,423,000 shares.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.
Incorporation of documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement (a) the description of the Common Stock included in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on February 27, 2020, and (b) the Registrant’s Annual Report on Form 10-K filed with the Commission on February 18, 2026, Quarterly Report on Form 10-Q filed with the Commission on May 6, 2026, and current reports on Form 8-K filed with the Commission on March 5, 2026, March 27, 2026, May 1, 2026, June 2, 2026, and June 23, 2026.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 10, 2026.

GENCO SHIPPING & TRADING LIMITED

By:	/s/ John C. Wobensmith
Name: John C. Wobensmith
Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person on July 10, 2026 in the capacities indicated.

Signature	Title

/s/ John C. Wobensmith
John C. Wobensmith	Chief Executive Officer, President, and Chairman of the Board and Director (Principal Executive Officer)

/s/ Peter Allen
Peter Allen	Chief Financial Officer (Principal Financial Officer)

/s/ Joseph Adamo
Joseph Adamo	Chief Accounting Officer (Principal Accounting Officer)

/s/ Paramita Das
Paramita Das	Director

/s/ Kathleen C. Haines
Kathleen C. Haines	Director

/s/ Basil G. Mavroleon
Basil G. Mavroleon	Director

/s/ Karin Y. Orsel
Karin Y. Orsel	Director

/s/ Arthur L. Regan
Arthur L. Regan	Director

EXHIBIT INDEX

Exhibit	Document

3.1	Second Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited.(1)

3.2	Articles of Amendment to Genco Shipping & Trading Limited Second Amended and Restated Articles of Incorporation, dated July 17, 2015.(2)

3.3	Articles of Amendment to Genco Shipping & Trading Limited Second Amended and Restated Articles of Incorporation, dated April 15, 2016.(3)

3.4	Articles of Amendment to Second Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited, dated July 7, 2016.(4)

3.5	Articles of Amendment to Second Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited, dated January 4, 2017.(5)

3.6	Articles of Amendment to Second Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited dated July 15, 2020.(6)

3.7	Articles of Amendment to Second Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited dated May 13, 2021.(7)

3.8	Certificate of Designations of Rights, Preferences and Privileges of Series A Preferred Stock of Genco Shipping & Trading Limited, dated as of November 14, 2016.(8)

3.9	Amended and Restated By-Laws of Genco Shipping & Trading Limited, dated July 9, 2014.(1)

3.10	Amendment to Amended and Restated By-Laws, dated June 4, 2018.(9)

3.11	Second Amendment to Amended and Restated By-Laws, dated July 15, 2020.(6)

3.12	Third Amendment to Amended and Restated By-laws, dated January 11, 2021.(10)

3.13	Fourth Amendment to Amended and Restated By-laws, dated March 28, 2023.(11)

3.14	Fifth Amendment to Amended and Restated By-Laws, dated August 26, 2025.(12)

3.15	Statement of Designations of Series B Preferred Stock of Genco Shipping & Trading Limited.(13)

4.1	Form of Specimen Stock Certificate of Genco Shipping & Trading Limited.(1)

4.2
Shareholders Rights Agreement dated as of October 1, 2025 between Genco Shipping & Trading Limited. and Computershare Inc., a national banking corporation, as Rights Agent (including the form of Statement of Designations of Series B Preferred Stock attached thereto as Exhibit A, the form of Rights Certificate attached thereto as Exhibit B and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C).(13)

4.3	First Amendment to Shareholder Rights Agreement, dated November 10, 2025.(14)

4.4	Second Amendment to Shareholders Rights Agreement, dated May 1, 2026.(15)

4.5	Third Amendment to Shareholder Rights Agreement, dated June 2, 2026.(16)

5.1	Opinion of Reeder & Simpson P.C.*

10.1	Genco Shipping & Trading Limited 2015 Equity Incentive Plan.*

23.1	Consent of Reeder & Simpson P.C. (included as part of Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Genco Shipping & Trading Limited*

107	Filing Fee Table*

*
Filed herewith.

(1)
Incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8-K, filed with the Securities and Exchange Commission on July 15, 2014.

(2)
Incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8-K, filed with the Securities and Exchange Commission on July 17, 2015.

(3)
Incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2016.

(4)
Incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8-K, filed with the Securities and Exchange Commission on July 7, 2016.

(5)
Incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8-K, filed with the Securities and Exchange Commission on January 4, 2017.

(6)
Incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8-K, filed with the Securities and Exchange Commission on July 15, 2020.

(7)
Incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8-K, filed with the Securities and Exchange Commission on May 13, 2021.

(8)
Incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 15, 2016.

(9)
Incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8-K, filed with the Securities and Exchange Commission on June 5, 2018.

(10)
Incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8-K, filed with the Securities and Exchange Commission on July 15, 2020.

(11)
Incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8-K, filed with the Securities and Exchange Commission on January 11, 2021.

(12)
Incorporated by reference to Genco Shipping & Trading Limited’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2020.

(13)
Incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8-K, filed with the Securities and Exchange Commission on October 1, 2025.

(14)
Incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8-K, filed with the Securities and Exchange Commission on November 10, 2025.

(15)
Incorporated by reference to Genco Shipping & Trading Limited’s Report on Form 8-K, filed with the Securities and Exchange Commission on June 2, 2026.